UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Form 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026
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WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

Convertible Notes

On March 23, 2026, WisdomTree, Inc. (the “Company”) priced an offering of $525.0 million aggregate principal amount of 4.50% convertible senior notes due 2031 (the “Notes”). In connection therewith, the Company entered into a purchase agreement (the “Purchase Agreement”) with an investment bank, as representative of several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to sell the Notes to the Initial Purchasers, subject to customary closing conditions, on March 30, 2026. Pursuant to the Purchase Agreement, the Company also agreed to grant the Initial Purchasers an option to purchase, for settlement during a period of 13 days from, and including, the date the Notes are first issued, up to an additional $78.75 million aggregate principal amount of the Notes.

The Notes will mature on October 1, 2031, unless earlier purchased, redeemed or converted. Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2031 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2026 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) upon the occurrence of a notice of redemption delivered by the Company in accordance with the terms of the indenture but only with respect to the Notes called (or deemed call) for redemption; or (4) upon the occurrence of specified corporate events. On or after July 1, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

The Notes will be convertible at an initial conversion rate of 46.3306 shares of the Company’s common stock, per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $21.58 per share), subject to adjustment. In certain circumstances, conversions in connection with certain change of control transactions or liquidation, dissolution or common stock delisting events or conversions of Notes called (or deemed called) for redemption may result in an increase to the conversion rate, provided that the conversion rate will not exceed 74.1282 shares of the Company’s common stock per $1,000 principal amount of Notes, subject to adjustment. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted. At its election, the Company will also settle its conversion obligation in excess of the aggregate principal amount of the Notes being converted in either cash, shares of its common stock or a combination of cash and shares of its common stock. To the extent that any shares of the Company’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

The Company’s offering of the Notes to the Initial Purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement, including that the Initial Purchasers would only offer, sell or deliver the Notes to persons whom it reasonably believes to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act. The initial offer price for the Notes to such qualified institutional buyers was 100% of the principal amount of the Notes.

The Notes and the shares of the Company’s common stock potentially issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Notes Exchange

On March 23, 2026, concurrently with the pricing of the Notes, the Company entered into separate, privately negotiated exchange agreements with certain holders of the Company’s (i) outstanding 3.25% convertible senior notes due 2026 (the “2026 Notes”) to exchange $75.0 million in aggregate principal amount of the 2026 Notes for approximately 6.81 million shares of its common stock, and approximately $0.7 million in cash in respect of accrued and unpaid interest on such 2026 Notes, and (ii) outstanding 3.25% convertible senior notes due 2029 (the “2029 Notes”) to exchange $275.0 million in aggregate principal amount of the 2029 Notes for approximately $302.7 million in cash and approximately 4.19 million shares of its common stock, and approximately $1.1 million in cash in respect of accrued and unpaid interest on such 2029 Notes, in each case, on terms negotiated with each holder (the “Notes Exchange”). Closing of the Notes Exchange is expected to take place on or about March 30, 2026. Immediately following the closing of the Notes Exchange, $75.0 million in aggregate principal amount of the 2026 Notes and $70.0 million in aggregate principal amount of the 2029 Notes will remain outstanding.

The Notes Exchange was conducted as a private placement and the shares of common stock to be issued in the Notes Exchange will be issued in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and were offered only to persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The Company is relying on this exemption from registration based in part on the representations made by the holders of the 2026 Notes and 2029 Notes participating in the Notes Exchange in their respective exchange agreements.

Item 8.01. Other Events.

On March 24, 2026, the Company issued a press release announcing that it had priced an offering of $525.0 million aggregate principal amount of the Notes and that the Initial Purchasers also exercised their option to purchase an additional $78.75 million aggregate principal amount of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated March 24, 2026, issued by WisdomTree, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree, Inc.

Date: March 24, 2026	By:	/s/ Bryan Edmiston
Bryan Edmiston
Chief Financial Officer